UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

Loton, Corp’s (the “Company”) board of directors (the “Board of Directors”) has declared a 2-for-1 forward stock split of the Company’s common stock, $0.001 par value per share, in the form of a dividend, with a record date of September 22, 2016, a payment date of September 27, 2016, an ex-dividend date of September 28, 2016.  The stock split will entitle each of our shareholders as of the record date to receive one additional share of common stock for each one share owned.  Additional shares issued as a result of the stock split will be distributed on the payment date.  Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.

Shareholders who sell their stock before the ex-dividend date are selling away their right to the stock dividend. Such sale will include an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or “due bill” from his or her broker for the additional shares.  The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the ex-dividend date, the first business day after the stock dividend payment date.  As of the ex-dividend date, the shares of the Company’s common stock will trade on the OTC Pink at the new split-adjusted price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: September 27, 2016